FUND ACCOUNTING SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this
17th  day  of  December, 1998,  by  and  between  Kirr,
Marbach  Partners  Funds, Inc., a Maryland  corporation
(hereinafter referred to as the "Company") and  Firstar
Mutual   Fund   Services,  LLC,  a  Wisconsin   limited
liability   company   (hereinafter   referred   to   as
"Firstar").

     WHEREAS, the Company is an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, Firstar is in the business of providing, among other things, mutual fund accounting services to investment companies; and

     WHEREAS, the Company desires to retain Firstar  to
provide   accounting  services  to  the  Kirr,  Marbach
Partners Value Fund and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as it may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:

1.   Appointment of Fund Accountant

     The   Company  hereby  appoints  Firstar  as  Fund
Accountant of the Company on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   Duties and Responsibilities of Firstar

     A.Portfolio Accounting Services:

          (1)   Maintain portfolio records on  a  trade
     date +1 basis using security trade information communicated from the investment manager.

          (2)   For each valuation date, obtain  prices
     from a pricing source approved by the Board of Directors of the Company and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors of the Company shall approve, in good faith, the method for determining the fair value for such securities.

          (3)   Identify interest and dividend  accrual
     balances as of each valuation date and calculate gross earnings on investments for the accounting period.

          (4)   Determine  gain/loss on security  sales
     and  identify  them as, short-term  or  long-term;
     account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

     B.Expense Accrual and Payment Services:

          (1)   For each valuation date, calculate  the
     expense accrual amounts as directed by the Company as to methodology, rate or dollar amount.

          (2)   Record payments for Fund expenses  upon
     receipt of written authorization from the Company.

          (3)    Account  for  Fund  expenditures   and
     maintain expense accrual balances at the level of accounting detail, as agreed upon by Firstar and the Company.

          (4)   Provide  expense  accrual  and  payment
     reporting.

     C.Fund Valuation and Financial Reporting Services:

          (1) Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the transfer agent on a timely basis.

          (2)    Apply   equalization   accounting   as
     directed by the Company.

          (3)     Determine   net   investment   income
     (earnings) for the Fund as of each valuation date.
     Account for periodic distributions of earnings  to
     shareholders   and   maintain  undistributed   net
     investment income balances as of each valuation date.

          (4)   Maintain  a  general ledger  and  other
     accounts, books, and financial records for the Fund in the form as agreed upon.

          (5)   Determine the net asset  value  of  the
     Fund according to the accounting policies and procedures set forth in the Fund's Prospectus.

          (6) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

          (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

          (8)   Prepare monthly reports which  document
     the adequacy of accounting detail to support month-end ledger balances.

     D.Tax Accounting Services:

          (1)    Maintain  accounting records  for  the
     investment portfolio of the Fund to support the tax reporting required for IRS-defined regulated investment companies.

          (2)     Maintain  tax  lot  detail  for   the
     investment portfolio.

          (3)   Calculate taxable gain/loss on security
     sales using the tax lot relief method designated by the Company.

          (4)     Provide   the   necessary   financial
     information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

     E.Compliance Control Services:

          (1)   Support reporting to regulatory  bodies
     and  support  financial statement  preparation  by
     making the Fund's accounting records available  to
     the   Company,   the   Securities   and   Exchange
     Commission, and the outside auditors.

          (2) Maintain accounting records according to the 1940 Act and regulations provided thereunder.

3.   Pricing of Securities

     For  each  valuation date, obtain  prices  from  a
pricing source selected by Firstar but approved by  the
Company's Board of Directors and apply those prices  to
the   portfolio  positions  of  the  Fund.   For  those
securities where market quotations are not readily available, the Company's Board of Directors shall approve, in good faith, the method for determining the fair value for such securities.

     If  the  Company desires to provide a price  which
varies  from  the  pricing source,  the  Company  shall
promptly  notify and supply Firstar with the  valuation
of  any  such  security on each  valuation  date.   All
pricing changes made by the Company will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

4.   Changes in Accounting Procedures

     Any resolution passed by the Board of Directors of the Company that affects accounting practices and procedures under this Agreement shall be effective upon written receipt and acceptance by the Firstar.

5.   Changes in Equipment, Systems, Service, Etc.

     Firstar reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Company under this Agreement.

6.   Compensation

     Firstar shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time.
The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

7.   Performance of Service;  Limitation of Liability

          A.    Firstar shall exercise reasonable  care
     in  the  performance  of  its  duties  under  this
     Agreement.   Firstar shall not be liable  for  any
     error  of  judgment or mistake of law or  for  any
     loss  suffered  by the Company in connection  with
     matters to which this Agreement relates, including
     losses resulting from mechanical breakdowns or the
     failure of communication or power supplies  beyond
     Firstar's  control, except a loss  resulting  from
     Firstar's  refusal or failure to comply  with  the
     terms   of  this  Agreement  or  from  bad  faith,
     negligence, or willful misconduct on its  part  in
     the   performance   of  its  duties   under   this
     Agreement.  Notwithstanding any other provision of
     this  Agreement, the Company shall  indemnify  and
     hold harmless Firstar from and against any and all
     claims, demands, losses, expenses, and liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which Firstar may sustain or incur or which may be asserted against Firstar by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Directors of the Company.

          Firstar  shall indemnify and hold the Company
     harmless  from  and against any  and  all  claims,
     demands,   losses,   expenses,   and   liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which the Company may sustain  or
     incur or which may be asserted against the Company
     by  any person arising out of any action taken  or
     omitted  to  be taken by Firstar as  a  result  of
     Firstar's  refusal or failure to comply  with  the
     terms   of   this   Agreement,  its   bad   faith,
     negligence, or willful misconduct.

          In  the  event  of a mechanical breakdown  or
     failure of communication or power supplies  beyond
     its  control,  Firstar shall take  all  reasonable
     steps  to minimize service interruptions  for  any
     period  that  such  interruption continues  beyond
     Firstar's   control.   Firstar  will  make   every
     reasonable  effort to restore any lost or  damaged
     data and correct any errors resulting from such  a
     breakdown  at  the  expense of  Firstar.   Firstar
     agrees   that   it  shall,  at  all  times,   have
     reasonable   contingency  plans  with  appropriate
     parties, making reasonable provision for emergency
     use of electrical data processing equipment to the
     extent   appropriate   equipment   is   available.
     Representatives of the Company shall  be  entitled
     to   inspect  Firstar's  premises  and   operating
     capabilities  at any time during regular  business
     hours  of  Firstar,  upon  reasonable  notice   to
     Firstar.

          Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

          B.     In   order  that  the  indemnification
     provisions contained in this section shall  apply,
     it   is  understood  that  if  in  any  case   the
     indemnitor may be asked to indemnify or  hold  the
     indemnitee harmless, the indemnitor shall be fully
     and   promptly  advised  of  all  pertinent  facts
     concerning the situation in question,  and  it  is
     further  understood that the indemnitee  will  use
     all  reasonable  care  to  notify  the  indemnitor
     promptly  concerning any situation which  presents
     or appears likely to present the probability of  a
     claim  for indemnification.  The indemnitor  shall
     have  the option to defend the indemnitee  against
     any  claim  which  may  be  the  subject  of  this
     indemnification.  In the event that the indemnitor
     so  elects,  it will so notify the indemnitee  and
     thereupon the indemnitor shall take over  complete
     defense of the claim, and the indemnitee shall  in
     such  situation initiate no further legal or other
     expenses  for  which it shall seek indemnification
     under  this section.  Indemnitee shall in no  case
     confess  any claim or make any compromise  in  any
     case  in  which the indemnitor will  be  asked  to
     indemnify   the   indemnitee   except   with   the
     indemnitor's prior written consent.

8.   No Agency Relationship

     Nothing  herein  contained  shall  be  deemed   to
authorize or empower Firstar to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

9.   Records

     Firstar  shall  keep  records  relating   to   the
services  to  be performed hereunder, in the  form  and
manner,  and  for such period as it may deem  advisable
and  is  agreeable to the Company but not  inconsistent
with   the   rules   and  regulations  of   appropriate
government  authorities, in particular, Section  31  of
the 1940 Act, and the rules thereunder.  Firstar agrees
that all such records prepared or maintained by Firstar
relating  to  the services to be performed  by  Firstar
hereunder are the property of the Company and  will  be
preserved, maintained, and made available in accordance
with such section and rules of the 1940 Act and will be
promptly   surrendered  to  the  Company  on   and   in
accordance with its request.

10.  Data Necessary to Perform Services

     The  Company  or its agent, which may be  Firstar,
shall  furnish to Firstar the data necessary to perform
the services described herein at such times and in such
form  as  mutually  agreed upon.  If  Firstar  is  also
acting  as the transfer agent for the Company,  nothing
herein shall be deemed to relieve Firstar of any of its
obligations   under   the  Transfer   Agent   Servicing
Agreement.

11.  Notification of Error

     The  Company will notify Firstar of any  balancing
or  control  error caused by Firstar within  three  (3)
business days after receipt of any reports rendered by Firstar to the Company, or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

12.  Proprietary and Confidential Information

     Firstar  agrees  on  behalf  of  itself  and   its
directors,   officers,   and   employees    to    treat
confidentially  and as proprietary information  of  the
Company  all records and other information relative  to
the   Company   and   prior,  present,   or   potential
shareholders  of  the  Company  (and  clients  of  said
shareholders),  and  not  to  use  such   records   and
information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

13.  Term of Agreement

     This  Agreement shall become effective as  of  the
date  hereof and, unless sooner terminated as  provided
herein,  shall  continue automatically  in  effect  for
successive  annual  periods.   This  Agreement  may  be
terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.
However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

14.  Notices

     Notices of any kind to be given by either party to
the  other party shall be in writing and shall be  duly
given  if  mailed or delivered as follows:   Notice  to
Firstar shall be sent to:

     Firstar Mutual Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI  53202

and notice to the Company shall be sent to:

     Kirr, Marbach Partners Funds, Inc.
     621 Washington Street
     Columbus, Indiana  47201
     Attn:  Corporate Secretary

15.  Duties in the Event of Termination

     In  the event that in connection with termination,
a   successor   to   any   of   Firstar's   duties   or
responsibilities hereunder is designated by the Company
by  written  notice to Firstar, Firstar will  promptly,
upon such termination and at the expense of the Company
transfer to such successor all relevant books, records,
correspondence and other data established or maintained
by  Firstar  under this Agreement in a form  reasonably
acceptable  to the Company (if such form  differs  from
the  form in which Firstar has maintained the same, the
Company   shall   pay  any  expenses  associated   with
transferring the same to such form), and will cooperate
in  the  transfer  of such duties and responsibilities,
including   provision  for  assistance  from  Firstar's
personnel in the establishment of books, records and other data by such successor.

16.  Governing Law

     This  Agreement shall be construed  in  accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation promulgated by the SEC thereunder.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.


KIRR, MARBACH PARTNERS             FIRSTAR MUTUAL FUND
Funds, INC.                        SERVICES, LLC

By:______________________          By:______________________

Its:_____________________          Its:_____________________


               Fund Accounting Services
                  Annual Fee Schedule

                                                       Exhibit A

 Separate Series of Kirr, Marbach Partners Funds, Inc.

          Name of Series                Date Added

Kirr, Marbach Partners Value Fund   December 17, 1998


Domestic Equity Funds
          $22,000 for the first $40 million
          .01 of 1% (1 basis point) on the next $200 million
          .005 of 1% (0.5 basis point) on average net assets exceeding $240 million


Fees and out-of-pocket expenses are billed to the Fund monthly.